STOCK PURCHASE AGREEMENT

      AGREEMENT made as of the 9th day of April, 1999 by and between Contessa Corporation ("Contessa") and Mr. Pietro Bortolatti (the "Project Manager").

                              W I T N E S S E T H :

      WHEREAS, Contessa is the sole owner of Five Hundred (500) shares (the "GBR Shares") of Common Stock, par value $1.00 per share of Gastronnomia Bocca di Roso, Inc. , a Florida corporation ("GBR") and desires to sell the GBR Shares to the Project Manager; and

      WHEREAS, the Project Manager is an experienced owner/operator of restaurants and has been the primary individual involved with Contessa's efforts, through its subsidiary ownership in GBR, to develop a casual dining restaurant in the Coconut Grove section of Miami, Florida (the "Project"); and

      WHEREAS, Contessa has previously provided financing and assistance in the business development effort of GBR relating to the Project; and

      WHEREAS, the efforts to develop the Project have fallen behind the contemplated schedule and the Project Manager continues to operate an existing restaurant located across the street from the Project; and

      WHEREAS, Contessa wishes to focus its resources on other business opportunities and to exit from the Project since it would take estimated expenditures of more than $200,000 to make the Project into an operating restaurant; and

      WHEREAS, the Project Manager knows more about the status of the Project than anyone else and is the person best prepared to realize whatever value, if any, there may be in the Project; and

      WHEREAS, the Project Manager wishes to buy the GBR Shares from Contessa, and Contessa wishes to dispose of the Project through the sale of the GBR Shares; and

      WHEREAS, Contessa is willing to relinquish its ownership interest in the GBR Shares in return for the Project Manager transferring the 562,500 shares of Contessa common stock he currently owns (the "Contessa Shares") back to Contessa.

      NOW THEREFORE, in consideration of the foregoing and of the promises, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the Project Manager and Contessa hereby acknowledge, the Project Manager and Contessa hereby agree as follows:


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

1. Agreement to Buy and Sell.

      Subject to the terms and conditions of this Agreement, (i) Contessa agrees to sell to the Project Manager, and the Project Manager agrees to purchase from Contessa, the GBR Shares, and in consideration therefore, (ii) the Project Manager agrees to sell to Contessa and Contessa agrees to buy from the Project Manager the Contessa Shares. The GBR Shares and the Contessa Shares shall be delivered in accordance with the provisions contained below.

2. Actions to Be Completed at or Prior to Closing

      The closing of the purchase and sale of the GBR Shares and the Contessa Shares shall occur on or before April 22, 1999 at the offices of Kaplan Gottbetter & Levenson, LLP ("KGL"), 630 Third Avenue, New York, NY 10017, or such other place as Contessa and the Project Manager shall mutually agree ( the "Closing"). In order to effectuate the purchase and sale of the GBR Shares and the Contessa Shares, the following events shall occur at the Closing:

      (a) Contessa shall deliver to the Project Manager, the GBR Shares, as well as a duly executed stock power related thereto.

      (b) The Project Manager shall deliver to Contessa the Contessa Shares, as well as a duly executed stock power related thereto.

      (c) The Project Manager and Contessa shall execute and deliver this Agreement.

      (d) The parties may choose to enter into an escrow agreement with KGL pursuant to which KGL would serve as escrow agent for the Contessa and the Project Manager to assist in effectuating the Closing. In the event the parties elect to do so, (1) all documents shall be delivered to KGL, as escrow agent and
(2) all payments shall be made by check made out to "Kaplan Gottbetter & Levenson, LLP, as Escrow Agent" or by wire transfer to :

                                  Bank of New York
                                  100 East 42nd Street
                                  New York, NY 10017
                                  ABA# 021000018
                                  Kaplan Gottbetter & Levenson, LLP.
                                  Acct# 6300584649
                                  Reference: EVCL


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

In the event the parties elect to use the services of KGL as Escrow Agent, the procedures regarding Closing shall be set out in a separate Escrow Agreement.

3. Representations and Warranties of Contessa.

      Contessa hereby represents and warrants to the Project Manager as follows:

      (a) Contessa is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the legal capacity and all necessary corporate authority to carry on its business, to own its properties and assets, and to enter into and perform this Agreement and to consummate the transactions contemplated hereby;

      (b) This Agreement has been duly authorized, executed and delivered by Contessa and constitutes a legal, valid and binding obligation of Contessa, enforceable against Contessa in accordance with its terms;

      (c) The execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not conflict with, or result in a breach by Contessa of, any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which Contessa is a party, or by which it or any of its properties or assets are bound, or result in a violation of any order, decree, or judgment of any court or governmental agency having jurisdiction over Contessa or Contessa's properties, will not conflict with, constitute a default under, or result in the breach of, any contract, agreement, or other instrument to which Contessa is a party or is otherwise bound and no consent, authorization, registration with or order of, or, except as may be required by the Act, filing with, any court, governmental, or regulatory authority is required in connection with the execution and delivery of this Agreement and any related agreements or the performance by Contessa of its obligations hereunder;

      (d) There is no litigation or proceeding pending or, to the best knowledge of Contessa, threatened, against Contessa which would have any effect on the validity or performance of this Agreement;

      (e) There are no restrictions on the transfer of the GBR Shares to the Project Manager other than the applicable restrictions contained in the Securities Act of 1993, as amended, and the applicable regulations thereunder (the "Act"), and any applicable "Blue Sky" laws, and the Project Manager is entitled to have the GBR Shares registered in its name on the share register maintained therefor;

      (f) Contessa owns the GBR Shares free and clear of all liens, claims, charges, preemptive rights, and any other encumbrances and upon receipt of the Contessa Shares together with the stock power relating thereto, Contessa shall deliver the GBR Shares to the Project Manager free and clear of all liens, claims, charges, preemptive rights, and any other encumbrances;


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

      (g) Contessa has not commenced a voluntary case in bankruptcy, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of it for all or substantially all of its property or made a general assignment for the benefit of its creditors. No court of competent jurisdiction has entered an order or decree under applicable bankruptcy laws that is for relief against Issuer, or any direct or indirect affiliate in an involuntary bankruptcy case, that appoints a custodian of Issuer or any direct or indirect affiliate for all or substantially all of its properties or that orders the liquidation of Issuer, or any direct or indirect affiliate.

4. Representations and Warranties of the Project Manager

      The Project Manager hereby represents and warrants to Contessa as follows:

      (a) The Project Manager is an individual with the legal competence and capacity to enter into and perform this Agreement and to consummate the transactions contemplated hereby;

      (b) The Project Manager is purchasing the GBR Shares for his own account and not for the account or benefit of any other person;

      (c) This Agreement has been duly authorized, executed and delivered by the Project Manager and constitutes a legal, valid and binding obligation of the Project Manager, enforceable against him in accordance with its terms;

      (d) The execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not conflict with, or result in a breach by the Project Manager of, any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Project Manager is a party, or by which it or any of its properties or assets are bound, or result in a violation of any order, decree, or judgment of any court or governmental agency having jurisdiction over the Project Manager or the Project Manager's properties, will not conflict with, constitute a default under, or result in the breach of, any contract, agreement, or other instrument to which the Project Manager is a party or is otherwise bound and no consent, authorization or order of, or filing or registration with, any court, governmental, or regulatory authority is required in connection with the execution and delivery of this Agreement and any related agreements or the performance by the Project Manager of its obligations hereunder;

      (e) There is no litigation or proceeding pending or, to the best knowledge of the Project Manager, threatened, against the Project Manager which would have any effect on the validity or performance of this Agreement;


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

      (f) The Project Manager:

            i) is aware of the circumstances under which he is required to take and hold the GBR Shares pursuant to the requirements of the Act, and any applicable state securities or "Blue Sky" law or laws;

            ii) is aware that the GBR Shares have not been registered under the Act and may not be transferred or otherwise disposed of unless they are subsequently registered under the Act or an exemption from such registration is available;

            iii) is aware that Contessa was under no obligation to cause the GBR Shares to be registered under the Act;

            iv) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the purchase of the GBR Shares and is making an informed investment decision with respect thereto, has evaluated the merits and risks of the purchase of the GBR Shares, and is able to bear the economic risk of purchasing the GBR Shares and can afford the complete loss of the Purchase Price;

            v) is purchasing the GBR Shares for his own account for investment purposes and not with a view to "distribute" the GBR Shares or the as that term is defined in the Act;

            vi) has sufficient and satisfactory access to all written or other information and materials concerning Issuer and its business, is acquainted with management of the Issuer, has had the ability to ask questions of management of the Issuer and has received satisfactory answers to all questions and has received all materials it has requested regarding the business and operations and the condition, financial and otherwise of the Issuer and its prospects; and acknowledges that Contessa makes no representation regarding the Issuer or the conditions upon which the GBR Shares may be exercised.

            vii) acknowledges that Contessa is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Project Manager as set forth in this Agreement in order to permit the transfer of the GBR Shares in accordance with the provisions of the Act, including without limitation Sections 4(1) and 4(2) thereunder.

      (g) Neither Contessa, nor any person acting on behalf of Contessa, has offered, offered to sell, offered for sale or sold the GBR Shares to the Project Manager by means of any form of general public solicitation or advertising.


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

      (h) The Project Manager is an "accredited investor" as the term is defined in the Act, and is sufficiently sophisticated to make informed and educated investment decisions, including the transaction contemplated hereby.

      (i) The Project Manager is not a corporation or other entity formed for the sole purpose of investing in the Shares, and has other substantial business and investments.

      (j) The Project Manager owns the Contessa Shares free and clear of all liens, claims, charges, preemptive rights, and any other encumbrances, and upon receipt of the GBR Shares together with the stock power relating thereto, Contessa shall deliver the Contessa Shares to the Project Manager free and clear of all liens, claims, charges, preemptive rights, and any other encumbrances.

      (k) The Project is in full compliance with all terms and conditions of the required permits, licenses and authorizations, and are also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. The Project Manager is not aware of, nor has GBR received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste material either individually or in the aggregate.

      (l) Neither GBR nor the Project has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the balance sheet or the notes thereto dated as of December 31, 1998. The reserves reflected in the Balance Sheet are adequate, appropriate and reasonable. There are no amounts due to any contractor, supplier, materialmen, laborers, workers or other individuals with respect to work done, or materials supplied, or services performed, on or with respect to the Project. Neither the Project Manager nor any individual connected with the Project has made any representation to any third party regarding Contessa's financial support for GBR or the Project. The Project Manager and GBR shall have no ability to look to Contessa, or to any officer, director, or affiliate thereof for any financial support or accomodation after the sale of the GBR Shares, and acknowledges and agrees that any existing or prior claim for such support or accomodation shall be void after the sale of the GBR Shares.

      (m) GBR has made all payroll deductions and withholdings required by law in respect of employees, consultants or any other individual arising under federal, state, and/or local requirements in connection with income taxes, unemployment compensation withholdings, workers compensation withholding, social security , and/or disability, or any other program under which withholding is required.


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

5. Condition of Contessa's Obligations Hereunder

      It shall be a condition to the obligations of Contessa to complete the transaction described herein that the representations and warranties of the Project Manager shall have been and continue to be true and correct on the date hereof and as of the Closing as if made on and as of such date.

6. Conditions of The Project Manager's Obligations Hereunder

      The obligations of the Project Manager to complete the transaction described herein are subject to the satisfaction or written waiver of the following conditions at or before the Closing:

            (a) The representations and warranties of Contessa shall have been and continue to be true and correct on the date hereof and as of the Closing as if made on and as of such date;

            (b) Neither Contessa, nor any of its direct or indirect affiliates (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934) shall have commenced a voluntary case in bankruptcy, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of it for all or substantially all of its property or made a general assignment for the benefit of its creditors. No court of competent jurisdiction shall have entered an order or decree under applicable bankruptcy laws that is for relief against Contessa, or any direct or indirect affiliate in an involuntary bankruptcy case, that appoints a custodian of Contessa or any direct or indirect affiliate for all or substantially all of its properties or that orders the liquidation of Contessa, or any direct or indirect affiliate.

7. Indemnification Provisions

      (a) Contessa hereby agrees to indemnify and hold free and harmless the Project Manager from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting the breach of any representations and warranties of Contessa under this Agreement.

      (b) The Project Manager hereby agrees to indemnify and hold free and harmless Contessa from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting the breach of any representations and warranties of Contessa under this Agreement.

      (c) The indemnities given by each party in subsections (a) and (b) above shall survive the closing contemplated hereunder and the delivery of the GBR Shares and the Contessa Shares.


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

8. Miscellaneous

      (a) Each of Contessa and the Project Manager agrees to take such actions and execute and deliver any documents as are reasonably necessary to carry out the intentions of the parties under this Agreement;

      (b) All costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the party incurring such costs or expenses, unless otherwise agreed;

      (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws of principles and each party hereby agrees that all performances due and transactions undertaken pursuant to this Agreement shall be deemed to be due or have occurred in New York, the exclusive venue and place of jurisdiction for any litigation arising from or related to this Agreement shall be the State and County of New York;

      (d) The headings used in this Agreement are for convenience only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement;

      (e) This Agreement may be executed in one or more counterparts which when taken together shall constitute one agreement;

      (f) This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provisions hereof be enforced by any other person, firm or entity;

      (g) This Agreement may be amended, modified and supplemented in writing only by the mutual consent of the parties hereto and any waiver of any provision of this Agreement must be in writing signed by the party effecting such waiver;

      (h) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party, and any attempts to do so without the consent of the other party shall be void and of no effect.

9. Further Assurances

      The Project Manager agrees that he shall make himself reasonably available to Contessa and shall cooperate with Contessa to the extent necessary so that Contessa (i) is able to file a consolidated tax return and (ii) file all reports, etc. which may be required, or advisable, under federal or state securities laws.


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

10. Independent Status of GBR; No Further Investment in Contessa

      The Project Manager acknowledges, agrees, and understands that neither GBR, nor any of its assets, including the Project, shall have any business relationship with Contessa, or any of its affiliates, officers, or directors after the closing, and sale of the GBR Shares. The Project Manager also acknowledges, agrees, and understands that he will have no further investment in Contessa after the sale of the Contessa Shares and will have no further ability to share in any increase in value, rights, dividends, or capital appreciation of such shares.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement of nine (9) pages as of the date first written above.

CONTESSA CORPORATION

By:
   ----------------------------------
     Ian Markofsky
     President


-------------------------------------
     Pietro Bortolatti, The Project Manager


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